ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070618434-95
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/10/2007 10:35 AM
	Entity Number E0630092007-2

Articles of Incorporation
(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	FAIRWAY PROPERTIES, INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Nevada Agency & Trust Company Name 50 West Liberty Street, Suite 880 — Reno — Nevada 89501 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: 140,000,000 — Par value per share: $ .001 — Number of shares without par value: 0
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Ed Sigmond Name 1027 Danforth Ct — Arlington — TX 76017 Street Address — City — State — Zip Code 2. Sean Murphy Name 9023 Edgewood St — Highlands Ranch — CO 80130 Street Address — City — State — Zip Code 3. Michael D Murphy Name 9023 Edgewood St — Highlands Ranch — CO 80130 Street Address — City — State — Zip Code
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be:
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	Ed Sigmond — X [signature] Name — Signature 1027 Danforth Ct — Arlington — TX 76017 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — Sept. 7, 2007 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form 78 Articles 2007
Revised on: [illegible]

FAIRWAY PROPERTIES, INC.

Additional Names & Addresses of the Board of Directors (continued from Section 4 of the Articles of Incorporation):

4) Robert Murphy
1430 Maple Ave, Wilmette IL 60091

Additional Name, Address, and Signature of Incorporators (continued from Section 6 of the Articles of Incorporation):

2) Michael D Murphy
9023 Edgewood St, Highlands Ranch, C) 80130

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

September 10, 2007

Job Number: C20070910-1558
Reference Number: 20070618434-95
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20070618434-95	Articles of Incorporation	2 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **FAIRWAY PROPERTIES, INC.**, did on September 10, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 10, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

FAIRWAY PROPERTIES, INC.

(Name of Corporation)

FILE NUMBER
E0630092007-2

FOR THE FILING PERIOD OF: 9/2007 TO 9/2008

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

NEVADA AGENCY & TRUST COMPANY
50 WEST LIBERTY STREET, SUITE 880
RENO, NV 89501

☐ CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20070622383-63
	Filing Date and Time 09/11/2007 3:59 PM
	Entity Number E0630092007-2

(This document was filed electronically.)

THE ABOVE SPACE IS FOR OFFICE USE ONLY

Important: Read instructions before completing and returning this form.

1. Print or type names and addresses either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. Have an officer sign the form *FORM WILL BE RETURNED IF UNSIGNED*
2. If there are additional directors attach a list of them to this form.
3. Return the completed form with the $125.00 filing fee. A $75.00 penalty must be added for failure to file this form by the last day of first month following the incorporation/initial registration with this office.
4. Make your check payable to the Secretary of State. Your cancelled check will constitute a certificate to transact business per NRS 78.155. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 89701 4201, (775) 684-5708.
6. Form must be in the possession of the Secretary of State on or before the last day of the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

FILING FEE: $125.00 LATE PENALTY: $75.00

CHECK ONLY IF APPLICABLE

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)	ADDRESS	CITY	ST	ZIP
SEAN MURPHY	PRESIDENT (OR EQUIVALENT OF)	9023 EDGEWOOD ST.	HIGHLANDS RANCH	CO	80130
SEAN MURPHY	SECRETARY (OR EQUIVALENT OF)	9023 EDGEWOOD ST.	HIGHLANDS RANCH	CO	80130
MICHAEL D MURPHY	TREASURER (OR EQUIVALENT OF)	9023 EDGEWOOD ST.	HIGHLANDS RANCH	CO	80130
MICHAEL D MURPHY	DIRECTOR	9023 EDGEWOOD ST.	HIGHLANDS RANCH	CO	80130

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer MICHAEL D MURPHY

Title DIRECTOR

Date 9/11/2007 4:04:13 PM